UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 22, 2012, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Report, announcing that (i) at its 2012 Annual Meeting, its shareholders had elected the Board of Directors’ eight Board candidates to serve for the ensuing year and (ii) subsequent to the Annual Meeting, the Board appointed Edward J. Carpenter, John D. Flemming and Michael Hoopis to the Board of Directors and elected Mr. Carpenter as the non-executive Chairman of the Board, a position that became vacant as a result of the unexpected and untimely death of the Company’s former Chairman, George H. Wells.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01 of this Current Report and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or that Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued on May 22, 2012 reporting the election, by shareholders at the Annual Meeting, of the Board’s nominees to serve as directors for the ensuing year, the appointment of Messrs. Carpenter, Flemming and Hoopis to the Board of Directors and the election of Mr. Carpenter as the non-executive Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: May 29, 2012	By:	/S/ NANCY A. GRAY
Nancy A. Gray, Senior Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued on May 22, 2012 reporting the election, by shareholders at the Annual Meeting, of the Board’s nominees to serve as directors for the ensuing year, the appointment of Messrs. Carpenter, Flemming and Hoopis to the Board of Directors and the election of Mr. Carpenter as the non-executive Chairman of the Board.

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